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                                                                    EXHIBIT 10.9

                                December 10, 1999


Mark Zimmer
MetaCreations Corporation
5550 Scotts Valley Drive
Scotts Valley, CA  95066


        RE: PROMOTION TO PRESIDENT AND CEO OF METACREATIONS CORPORATION

Dear Mark:

        The Compensation Committee of the MetaCreations Board of Directors is extremely pleased that you have agreed to accept the position of President and CEO of MetaCreations Corporation. Your proven leadership skills and expertise in the professional computer graphics field make you the ideal person to lead MetaCreations through this transition period.

        The Committee recognizes that you have accepted this position under very difficult circumstances. It was a surprise when Gary Lauer announced yesterday that he was vacating his CEO position with MetaCreations, and his decision would have left a tremendous void in the Company had you not agreed to assume the leadership of the Company. We also recognize that by accepting the responsibilities associated with your new position and the upcoming divestiture of MetaCreations' non-strategic assets, a tremendous strain has been placed on you and your family.

        With this said and after careful consideration, the Compensation Committee has decided that your compensation package should be revised as set forth in the Written Consent attached to this letter.

        Thank you for your continued dedication to MetaCreations Corporation.

                                            Very truly yours,


                                            /s/HOWARD MORGAN

                                            Howard Morgan
                                            Chairman, Compensation Committee



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                            ACTION BY WRITTEN CONSENT
                        OF THE COMPENSATION COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                            METACREATIONS CORPORATION

                                December 10, 1999

        The undersigned, being all members of the Compensation Committee of the Board of Directors of MetaCreations Corporation (hereafter the "MetaCreations"), hereby take the following actions and adopt the following resolutions by unanimous written consent without a meeting pursuant to Section 141(f) of the Delaware General Corporation Law.

WHEREAS, the Compensation Committee is vested with the responsibility and authority to evaluate and set the compensation of MetaCreations' Executives;

WHEREAS, Gary Lauer tendered his resignation on December 9, 1999 as President and CEO, effective immediately, and Mark Zimmer accepted the promotion to President and CEO of MetaCreations Corporation;

WHEREAS, the Compensation Committee has met and agreed that Mr. Zimmer's compensation must be amended to properly compensate him for the additional duties and responsibilities associated with his new position as well as undertaking the divestiture of MetaCreations' assets;

LET IT BE RESOLVED that the compensation package for Mark Zimmer shall be as follows:

        1. The annual salary and executive benefits Mr. Zimmer received prior to his promotion shall remain unchanged; and

        2. Mr. Zimmer shall be paid a bonus in the amount of $1,250,000 (less applicable withholdings) on May 31, 2000, provided that Mr. Zimmer does not voluntarily resign his position as MetaCreations' President and CEO prior to that date.

        This Unanimous Written Consent may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. This Unanimous Written Consent is executed effective as of the date first set forth above.


                                            /s/SAMUEL H. JONES, JR.
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                                            Samuel H. Jones, Jr.

                                            /s/WILLIAM H. LANE III
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                                            William H. Lane III

                                            /s/HOWARD MORGAN
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                                            Howard Morgan